Exhibit 99.1

Everbridge Announces Fourth Quarter and Full Year 2023 Financial Results

BURLINGTON, Mass – February 26, 2024 – Everbridge, Inc. (Nasdaq: EVBG), the global leader in critical event management (CEM) and national public warning solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2023. Revenue for the fourth quarter was down 1% year-over-year to $115.8 million, and GAAP net loss was $(19.3) million, compared to net income of $16.2 million for the fourth quarter of 2022. Revenue for the full year was up 4% year-over-year to $448.8 million, and GAAP net loss was $(47.3) million, compared to $(61.2) million for 2022.

Fourth Quarter 2023 Financial Highlights

•
Total revenue was $115.8 million, a decrease of 1% compared to $117.1 million for the fourth quarter of 2022. Revenue from subscription services was $105.6 million, an increase of 4% compared to $101.4 million for the fourth quarter of 2022. Revenue from professional services, software licenses and other was $10.2 million, a decrease of 35% compared to $15.7 million for the fourth quarter of 2022.
•
GAAP operating loss was $(17.8) million, compared to $(9.7) million for the fourth quarter of 2022.
•
Non-GAAP operating income was $20.7 million, compared to $15.6 million for the fourth quarter of 2022.
•
GAAP net loss was $(19.3) million, compared to GAAP net income of $16.2 million for the fourth quarter of 2022. GAAP diluted net loss per share was $(0.47) based on 41.1 million diluted weighted average common shares outstanding, compared to $(0.15) for the fourth quarter of 2022, based on 45.3 million diluted weighted average common shares outstanding.
•
Non-GAAP net income was $20.2 million, compared to $18.7 million for the fourth quarter of 2022. Non-GAAP diluted net income per share was $0.47, based on 43.4 million diluted weighted average common shares outstanding, compared to $0.41 for the fourth quarter of 2022, based on 45.6 million diluted weighted average common shares outstanding.
•
Adjusted EBITDA was $27.0 million, compared to $20.6 million for the fourth quarter of 2022.
•
Cash flow from operations was an inflow of $29.6 million, compared to $4.4 million for the fourth quarter of 2022.
•
Adjusted for one-time cash payments related to our 2022 Strategic Realignment program, adjusted free cash flow was an inflow of $26.7 million, compared to $4.6 million for the fourth quarter of 2022.
•
Annualized Recurring Revenue (ARR) was $408 million and 55 CEM customers were added during the quarter.
•
Deal metrics: 48 deals over $100,000; 3 deals over $500,000; 1 deal over $1 million.

Full Year 2023 Financial Highlights

•
Total revenue was $448.8 million, an increase of 4% compared to $431.9 million for 2022. Revenue from subscription services was $410.5 million, an increase of 7% compared to $384.6 million for 2022. Revenue from professional services, software licenses and other was $38.3 million, a decrease of 19% compared to $47.3 million for 2022.
•
GAAP operating loss was $(61.4) million, compared to $(84.2) million for 2022.
•
Non-GAAP operating income was $62.1 million, compared to $24.7 million for 2022.
•
GAAP net loss was $(47.3) million, compared to $(61.2) million for 2022. GAAP diluted net loss per share was $(1.31) based on 43.6 million diluted weighted average common shares outstanding, compared to $(1.76) for 2022, based on 45.6 million diluted weighted average common shares outstanding.
•
Non-GAAP net income was $64.7 million compared to $31.9 million for 2022. Non-GAAP diluted net income per share was $1.48, based on 43.8 million diluted weighted average common shares outstanding, compared to $0.70 for 2022, based on 45.9 million diluted weighted average common shares outstanding.
•
Adjusted EBITDA was $84.9 million, compared to $43.1 million for 2022.
•
Cash flow from operations was an inflow of $72.6 million, compared to $20.2 million for 2022.
•
Adjusted for one-time cash payments related to our 2022 Strategic Realignment program, adjusted free cash flow was an inflow of $63.8 million, compared to $13.9 million for 2022.

About Everbridge

Everbridge (Nasdaq: EVBG) empowers enterprises and government organizations to anticipate, mitigate, respond to, and recover stronger from critical events. In today’s unpredictable world, resilient organizations minimize impact to people and operations, absorb stress, and return to productivity faster when deploying critical event management (CEM) technology. Everbridge digitizes organizational resilience by combining intelligent automation with the industry’s most comprehensive risk data to Keep People Safe and Organizations Running™. For more information, visit https://www.everbridge.com/, read the company blog, and follow on LinkedIn. Everbridge… Empowering Resilience.

Key Performance Metric

Annualized Recurring Revenue (ARR) is defined as the expected recurring revenue in the next twelve months from active customer contracts, assuming no increases or reductions in the subscriptions from that cohort of customers. Investors should not place undue reliance on ARR as an indicator of future or expected results. Our presentation of this metric may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, EBITDA, adjusted EBITDA, free cash flow, adjusted free cash flow and adjusted EBITDA margin.

Non-GAAP operating income/(loss) excludes amortization of acquired intangible assets, stock-based compensation, costs related to the 2022 Strategic Realignment, Anvil legal dispute accrual and change in fair value of contingent consideration. Non-GAAP net income/(loss) excludes amortization of acquired intangible assets, stock-based compensation, costs related to the 2022 Strategic Realignment, Anvil legal dispute accrual, change in fair value of contingent consideration, accretion of interest on convertible senior notes, gain (loss) on extinguishment of debt, capped call modification and change in fair value and the tax impact of such adjustments. EBITDA represents net income/(loss) before interest income and interest expense, income tax expense and benefit and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted for stock-based compensation expense, costs related to the 2022 Strategic Realignment, Anvil legal dispute accrual, change in fair value of contingent consideration and gain (loss) on extinguishment of debt, capped call modification and change in fair value. Free cash flow represents cash provided by (used in) operating activities minus cash used for capital expenditures and capitalized software development costs. Adjusted free cash flow represents free cash flow as further adjusted for cash payments for the 2022 Strategic Realignment.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to successfully integrate businesses and assets that we may acquire; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (SEC), including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2023, which we expect to file with the SEC on or before February 29, 2024 and other subsequent filings with the SEC. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,
	2023	2022
Current assets:
Cash and cash equivalents	$122,440	$198,725
Restricted cash	2,120	2,046
Accounts receivable, net	119,389	119,986
Prepaid expenses	12,880	13,133
Assets held for sale	—	6,485
Deferred costs and other current assets	36,604	31,866
Total current assets	293,433	372,241
Property and equipment, net	8,305	8,993
Capitalized software development costs, net	31,630	27,370
Goodwill	517,184	508,781
Intangible assets, net	130,264	166,177
Restricted cash	811	823
Prepaid expenses	902	1,709
Deferred costs and other assets	43,356	39,570
Total assets	$1,025,885	$1,125,664
Current liabilities:
Accounts payable	$15,013	$10,854
Accrued payroll and employee related liabilities	32,824	31,175
Accrued expenses	36,346	13,566
Deferred revenue	242,789	233,106
Convertible senior notes, current	63,110	—
Liabilities held for sale	—	2,062
Other current liabilities	8,918	10,644
Total current liabilities	399,000	301,407
Long-term liabilities:
Deferred revenue, noncurrent	6,429	9,278
Convertible senior notes, noncurrent	296,561	500,298
Deferred tax liabilities	4,318	6,236
Other long-term liabilities	17,268	19,334
Total liabilities	723,576	836,553
Stockholders' equity:
Common stock	41	40
Additional paid-in capital	771,779	721,143
Accumulated deficit	(449,429)	(402,124)
Accumulated other comprehensive loss	(20,082)	(29,948)
Total stockholders' equity	302,309	289,111
Total liabilities and stockholders' equity	$1,025,885	$1,125,664

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$115,760	$117,130	$448,788	$431,892
Cost of revenue	33,346	34,391	131,487	134,934
Gross profit	82,414	82,739	317,301	296,958
Gross margin	71.19%	70.64%	70.70%	68.76%
Operating expenses:
Sales and marketing	37,536	39,866	159,092	173,621
Research and development	21,999	20,631	95,468	95,986
General and administrative	39,886	26,579	120,519	99,365
Restructuring	827	5,390	3,621	12,169
Total operating expenses	100,248	92,466	378,700	381,141
Operating loss	(17,834)	(9,727)	(61,399)	(84,183)
Other income, net
Interest and investment income	958	2,902	7,120	5,697
Interest expense	(538)	(1,187)	(2,796)	(5,106)
Gain on extinguishment of convertible notes, capped call modification and change in fair value	—	24,013	12,658	19,243
Other income (expense), net	647	(484)	820	777
Total other income, net	1,067	25,244	17,802	20,611
Income (loss) before income taxes	(16,767)	15,517	(43,597)	(63,572)
(Provision for) benefit from income taxes	(2,523)	644	(3,708)	2,398
Net income (loss)	$(19,290)	$16,161	$(47,305)	$(61,174)
Net income (loss) per share attributable to common stockholders:
Basic	$(0.47)	$0.40	$(1.16)	$(1.54)
Diluted	$(0.47)	$(0.15)	$(1.31)	$(1.76)
Weighted-average common shares outstanding:
Basic	41,055,293	39,967,553	40,668,327	39,680,440
Diluted	41,055,293	45,338,189	43,622,341	45,583,459
Other comprehensive income (loss):
Foreign currency translation adjustment	12,905	21,378	9,866	(27,046)
Total comprehensive income (loss)	$(6,385)	$37,539	$(37,439)	$(88,220)

Stock-based compensation expense included in the above:
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Cost of revenue	$1,414	$1,192	$6,171	$5,468
Sales and marketing	3,967	1,597	17,313	15,917
Research and development	1,919	600	12,225	9,967
General and administrative	3,412	4,529	13,180	16,268
Total stock-based compensation	$10,712	$7,918	$48,889	$47,620

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$(19,290)	$16,161	$(47,305)	$(61,174)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,527	15,347	58,815	60,600
Amortization of deferred costs	5,090	4,886	19,568	18,251
Deferred income taxes	(875)	1,949	(1,912)	(5,183)
Accretion of interest on convertible senior notes	518	1,069	2,640	4,561
(Gain) loss on disposal of assets	(356)	(213)	(708)	727
Gain on extinguishment of convertible notes, capped call modification and change in fair value	—	(24,013)	(12,658)	(19,243)
Provision for (benefit from) credit losses and sales reserve	(202)	1,122	2,001	410
Stock-based compensation	10,712	7,918	48,889	47,620
Other non-cash adjustments	—	—	—	(57)
Changes in operating assets and liabilities:
Accounts receivable	(26,503)	(29,608)	(1,064)	(848)
Prepaid expenses	2,551	543	984	560
Deferred costs	(9,747)	(6,906)	(28,562)	(23,063)
Other assets	3,027	(11,118)	947	(3,527)
Accounts payable	2,251	(1,683)	4,187	(4,855)
Accrued payroll and employee related liabilities	7,752	2,783	1,649	(4,136)
Accrued expenses	19,602	1,629	21,741	992
Deferred revenue	18,763	13,424	6,878	8,746
Other liabilities	1,801	11,064	(3,515)	(214)
Net cash provided by operating activities	29,621	4,354	72,575	20,167
Cash flows from investing activities:
Capital expenditures	(1,093)	(511)	(5,217)	(3,462)
Proceeds from landlord reimbursement	—	—	88	1,219
Proceeds from sale of assets	—	—	4,368	—
Payment for acquisition of business, net of acquired cash	—	(336)	—	(1,585)
Additions to capitalized software development costs	(3,836)	(3,456)	(16,540)	(15,065)
Net cash used in investing activities	(4,929)	(4,303)	(17,301)	(18,893)
Cash flows from financing activities:
Repurchase of convertible notes	—	(288,761)	(129,579)	(288,761)
Proceeds from termination of convertible notes capped call hedge	33	1,312	33	1,312
Payments associated with shares withheld to settle employee tax withholding liability	(1,666)	(2,098)	(7,885)	(6,307)
Proceeds from employee stock purchase plan	—	—	4,291	3,165
Proceeds from stock option exercises	19	45	1,319	144
Other	(21)	(19)	(77)	(73)
Net cash used in financing activities	(1,635)	(289,521)	(131,898)	(290,520)
Effect of exchange rates on cash, cash equivalents and restricted cash	1,767	1,391	401	(1,918)
Net increase (decrease) in cash, cash equivalents and restricted cash	24,824	(288,079)	(76,223)	(291,164)
Cash, cash equivalents and restricted cash—beginning of period	100,547	489,673	201,594	492,758
Cash, cash equivalents and restricted cash—end of period	$125,371	$201,594	$125,371	$201,594

Reconciliation of GAAP measures to non-GAAP measures

(unaudited)

The following table reconciles our GAAP gross profit to non-GAAP gross profit (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Gross profit	$82,414	$82,739	$317,301	$296,958
Amortization of acquired intangibles	1,915	2,602	8,445	11,657
Stock-based compensation	1,414	1,192	6,171	5,468
2022 Strategic Realignment	24	259	814	953
Non-GAAP gross profit	$85,767	$86,792	$332,731	$315,036

The following table reconciles our GAAP gross margin to non-GAAP gross margin(1):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Gross margin	71.2%	70.6%	70.7%	68.8%
Amortization of acquired intangibles margin	1.7%	2.2%	1.9%	2.7%
Stock-based compensation margin	1.2%	1.0%	1.4%	1.3%
2022 Strategic Realignment margin	0.0%	0.2%	0.2%	0.2%
Non-GAAP gross margin	74.1%	74.1%	74.1%	72.9%

(1) Columns may not add up due to rounding.

The following table reconciles our GAAP operating loss to non-GAAP operating income. For comparability purposes, non-GAAP operating income results have been recast for the three and twelve months ended December 31, 2022 to include costs related to the Anvil legal dispute to conform to the current year presentation (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Operating loss	$(17,834)	$(9,727)	$(61,399)	$(84,183)
Amortization of acquired intangibles	8,852	9,854	36,840	42,982
Stock-based compensation	10,712	7,918	48,889	47,620
2022 Strategic Realignment	3,015	6,539	13,751	17,357
Anvil legal dispute accrual	15,936	1,000	24,000	1,000
Change in fair value of contingent consideration	—	—	—	(57)
Non-GAAP operating income	$20,681	$15,584	$62,081	$24,719

The following table reconciles our GAAP net income (loss) to non-GAAP net income. For comparability purposes, non-GAAP net income results have been recast for the three and twelve months ended December 31, 2022 to include costs related to the Anvil legal dispute to conform to the current year presentation (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (loss)	$(19,290)	$16,161	$(47,305)	$(61,174)
Amortization of acquired intangibles	8,852	9,854	36,840	42,982
Stock-based compensation	10,712	7,918	48,889	47,620
2022 Strategic Realignment	3,015	6,537	13,733	17,358
Anvil legal dispute accrual	15,936	1,000	24,000	1,000
Change in fair value of contingent consideration	—	—	—	(57)
Accretion of interest on convertible senior notes	518	1,069	2,640	4,561
Gain on extinguishment of convertible notes, capped call modification and change in fair value	—	(24,013)	(12,658)	(19,243)
Income tax adjustments	491	170	(1,427)	(1,151)
Non-GAAP net income	$20,234	$18,696	$64,712	$31,896

Reconciliation of GAAP measures to non-GAAP measures (Continued)

(unaudited)

The following table reconciles our GAAP net income (loss) per basic share to non-GAAP net income per basic share. For comparability purposes, non-GAAP net income per basic share results have been recast for the three and twelve months ended December 31, 2022 to include costs related to the Anvil legal dispute to conform to the current year presentation(1):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (loss) per basic share⁽ᵃ⁾	$(0.47)	$0.40	$(1.16)	$(1.54)
Amortization of acquired intangibles per basic share⁽ᵇ⁾	0.22	0.25	0.91	1.08
Stock-based compensation per basic share⁽ᵇ⁾	0.26	0.20	1.20	1.20
2022 Strategic Realignment per basic share⁽ᵇ⁾	0.07	0.16	0.34	0.44
Anvil legal dispute accrual per basic share⁽ᵇ⁾	0.39	0.03	0.59	0.03
Change in fair value of contingent consideration per basic share⁽ᵇ⁾	—	—	—	—
Accretion of interest on convertible senior notes per basic share⁽ᵇ⁾	0.01	0.03	0.06	0.11
Gain on extinguishment of convertible notes, capped call modification and change in fair value per basic share⁽ᵇ⁾	—	(0.60)	(0.31)	(0.48)
Income tax adjustments per basic share⁽ᵇ⁾	0.01	—	(0.04)	(0.03)
Non-GAAP net income per basic share⁽ᵇ⁾	$0.49	$0.47	$1.59	$0.80

(1) Amounts may not add up due to rounding.

The following table reconciles our GAAP net loss per diluted share to non-GAAP net income per diluted share. For comparability purposes, non-GAAP net income per diluted share results have been recast for the three and twelve months ended December 31, 2022 to include costs related to the Anvil legal dispute to conform to the current year presentation(1):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net loss per diluted share⁽ᵃ⁾	$(0.47)	$(0.15)	$(1.31)	$(1.76)

Amortization of acquired intangibles per diluted share⁽ᵇ⁾	0.20	0.22	0.84	0.94
Stock-based compensation per diluted share⁽ᵇ⁾	0.25	0.17	1.12	1.04
2022 Strategic Realignment per diluted share⁽ᵇ⁾	0.07	0.14	0.31	0.38
Anvil legal dispute accrual per diluted share⁽ᵇ⁾	0.37	0.02	0.55	0.02
Change in fair value of contingent consideration per diluted share⁽ᵇ⁾	—	—	—	—
Accretion of interest on convertible senior notes per diluted share⁽ᵇ⁾	0.01	0.02	0.06	0.10
Gain on extinguishment of convertible notes, capped call modification and change in fair value per diluted share⁽ᵇ⁾	—	(0.53)	(0.29)	(0.42)
Income tax adjustments per diluted share⁽ᵇ⁾	0.01	—	(0.03)	(0.03)
Non-GAAP net income per diluted share⁽ᵇ⁾	$0.47	$0.41	$1.48	$0.70

(1) Amounts may not add up due to differences in GAAP and non-GAAP net income (loss) and diluted shares.

(a) GAAP weighted-average common shares outstanding:
Basic	41,055,293	39,967,553	40,668,327	39,680,440
Diluted	41,055,293	45,338,189	43,622,341	45,583,459
(b) Non-GAAP weighted-average common shares outstanding:
Basic	41,055,293	39,967,553	40,668,327	39,680,440
Diluted	43,355,513	45,592,690	43,770,884	45,867,120

GAAP and Non-GAAP diluted weighted-average shares include dilutive potential common shares related to convertible notes and stock-based compensation grants.

Reconciliation of GAAP measures to non-GAAP measures (Continued)

(unaudited)

The following tables reconcile our net income (loss) to EBITDA and adjusted EBITDA, net cash provided by operating activities to free cash flow and adjusted free cash flow and net income (loss) margin to EBITDA margin and adjusted EBITDA margin. For comparability purposes, adjusted EBITDA and adjusted EBITDA margin results have been recast for the three and twelve months ended December 31, 2022 to include costs related to the Anvil legal dispute and to conform to the current year presentation (dollars in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (loss)	$(19,290)	$16,161	$(47,305)	$(61,174)
Interest and investment expense, net	(420)	(1,715)	(4,324)	(591)
Provision for (benefit from) income taxes	2,523	(644)	3,708	(2,398)
Depreciation and amortization	14,527	15,347	58,815	60,600
EBITDA	(2,660)	29,149	10,894	(3,563)
Stock-based compensation	10,712	7,918	48,889	47,620
2022 Strategic Realignment	3,015	6,537	13,733	17,358
Anvil legal dispute accrual	15,936	1,000	24,000	1,000
Change in fair value of contingent consideration	—	—	—	(57)
Gain on extinguishment of convertible notes, capped call modification and change in fair value	—	(24,013)	(12,658)	(19,243)
Adjusted EBITDA	$27,003	$20,591	$84,858	$43,115

Net cash provided by operating activities	$29,621	$4,354	$72,575	$20,167
Capital expenditures	(1,093)	(511)	(5,217)	(3,462)
Capitalized software development costs	(3,836)	(3,456)	(16,540)	(15,065)
Free cash flow	24,692	387	50,818	1,640
Cash payments for 2022 Strategic Realignment	1,989	4,187	12,940	12,266
Adjusted free cash flow	$26,681	$4,574	$63,758	$13,906

Net income (loss) margin	(16.7)%	13.8%	(10.5)%	(14.2)%
Interest and investment expense, net margin	(0.4)%	(1.5)%	(1.0)%	(0.1)%
Provision for (benefit from) income taxes margin	2.2%	(0.5)%	0.8%	(0.6)%
Depreciation and amortization margin	12.5%	13.1%	13.1%	14.0%
EBITDA margin	(2.3)%	24.9%	2.4%	(0.8)%
Stock-based compensation margin	9.3%	6.8%	10.9%	11.0%
2022 Strategic Realignment margin	2.6%	5.6%	3.1%	4.0%
Anvil legal dispute accrual margin	13.8%	0.9%	5.3%	0.2%
Change in fair value of contingent consideration margin	—	—	—	—
Gain on extinguishment of convertible notes, capped call modification and change in fair value margin	—	(20.5)%	(2.8)%	(4.5)%
Adjusted EBITDA margin	23.3%	17.6%	18.9%	10.0%
(margin % columns may not add up due to rounding)

Remaining Performance Obligations as of December 31, 2023

(in millions)

	Remaining Performance Obligations	Remaining Performance Obligations Next Twelve Months
Subscription and other contracts	$494	$305
Professional services contracts	10	9

Reconciliation of Basic and Diluted Net Income (Loss) per Share

The following table summarizes the computations of basic net income (loss) per share and diluted net loss per share (in thousands, except share and per share data):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (loss)	$(19,290)	$16,161	$(47,305)	$(61,174)
Dilutive effect of convertible notes, net of tax	—	(22,804)	(9,682)	(18,890)
Adjusted net loss	$(19,290)	$(6,643)	$(56,987)	$(80,064)

Weighted-average common stock outstanding — basic	41,055,293	39,967,553	40,668,327	39,680,440
Dilutive potential common shares related to convertible notes	—	5,370,636	2,954,014	5,903,019
Weighted-average common stock outstanding — diluted	41,055,293	45,338,189	43,622,341	45,583,459

Basic net income (loss) per share	$(0.47)	$0.40	$(1.16)	$(1.54)
Diluted net loss per share	$(0.47)	$(0.15)	$(1.31)	$(1.76)

Everbridge Contacts:

Investors:

Nandan Amladi

Investor Relations

nandan.amladi@everbridge.com

617-665-7197

Media:

Jeff Young

Media Relations

jeff.young@everbridge.com

781-859-4116

Source: Everbridge, Inc.